Exhibit 10.9

                    , 2008

Raycliff Acquisition Corp.

5 East 59th Street, 4th Floor

New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Raycliff Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 20,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.    As used herein, (i) a “Business Combination” shall mean a business combination with one or more target businesses whether through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar type of transaction, with one or more target businesses or assets that have an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) at the time of the signing of a definitive agreement in connection with the Business Combination (net of taxes and excluding deferred underwriting discounts payable to underwriters in connection with the Offering pursuant to the terms and conditions of any underwriting agreement to be entered into in connection with the Offering) and resulting in ownership by the Company of at least 50.1% of the voting equity of any such target business; (ii) “Extended Period” shall mean an amendment to the Company’s amended and restated certificate of incorporation to provide for a six-month extension of the time period within which the Company must complete a Business Combination, as described in the Prospectus; (iii) “Founder’s Shares” shall mean the 5,750,000 shares of Common Stock of the Company acquired by the undersigned prior to the consummation of Offering, of which an aggregate of 257,143 Founder’s Shares were subsequently transferred in [                    ], 2008 to Norman J. Balthasar, Anthony E. Burke, Sanford K. Robertson and Stephen Squeri; (iv) “Public Stockholders” shall mean the holders of securities issued in the Offering; and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

Raycliff Acquisition Corp.

2.   (a) The undersigned agrees that in connection with any proposed Extended Period or Business Combination, the undersigned shall (i) vote all Founder’s Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any shares acquired by the undersigned in the Offering or the secondary public market in favor of any proposed Extended Period or Business Combination, and (iii) in connection with the stockholder vote on any proposed Business Combination, vote all shares owned by the undersigned in favor of an amendment to the Company’s Certificate of Incorporation providing for the Company’s perpetual existence in connection with a vote to approve a proposed Business Combination. For the avoidance of doubt, the undersigned also acknowledges and agrees that the undersigned will not have any conversion rights with respect to the Founder’s Shares owned by the undersigned.

(b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 3,000,000 Units of the Company (as described in the Prospectus), the undersigned agrees that it shall return to the Company for redemption, at a price equal to par value per share, the number of Founder’s Shares held by the undersigned determined by multiplying 716,460 by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000.

(c) The undersigned hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to the Founder’s Shares.

3.   (a) Until the date which is 180 days after the completion of a Business Combination (the “Lock-Up Period”), the undersigned shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Founder’s Shares, any Units acquired in the Offering and the Common Stock and Warrants comprising the Units, the Common Stock issuable upon exercise of the Warrants, or Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or other rights to purchase Common Stock or any such securities (the “Offering Securities”) except (i) by gift to an affiliate of the undersigned or to a charitable organization; (ii) by virtue of the laws of the state of Delaware or the undersigned’s limited liability company agreement upon dissolution of the Sponsor; (iii) in the event of the Company’s liquidation prior to the Company’s completion of a Business Combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business or (iv) to the undersigned’s members Company’s officers or directors or affiliates or

Raycliff Acquisition Corp.

family members of any of the undersigned’s members Company’s officers or directors; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Letter Agreement. The foregoing restrictions are expressly agreed to preclude, subject to the exceptions set forth above, the undersigned or any affiliate of the undersigned from engaging during the Lock-Up Period in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Offering Securities even if the undersigned’s Offering Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Offering Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Offering Securities.

(b) The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Offering Securities except in compliance with the foregoing restrictions.

(c) The undersigned understands and agrees that this paragraph 3 is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

(d) Further, the undersigned agrees that after the Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

4.   (a) Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination.

(b) Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following a Business Combination.

5.    The undersigned has full right and power, without violating any agreement by which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

6.    The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Offering.

Raycliff Acquisition Corp.

7.    This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the undersigned, the Company and the Underwriters. The undersigned may not assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company and the Underwriters. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by                     , 2008.

Sincerely,

RAC INVESTORS, LLC a Delaware limited liability company

By:
Name:
Title: